THIRD AMENDMENT

TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of November 16, 2012, to the Fund Accounting Servicing Agreement (the “Agreement”) dated as of March 25, 2010, as amended August 25, 2010 and August 25, 2011, is entered into by and between DOUBLELINE FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add a Fund and to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DOUBLELINE FUNDS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Ronald R. Redell	By:	/s/ Michael R. McVoy
Name:	Ronald Redell	Name:	Michael R. McVoy
Title:	President	Title:	Executive Vice President

Amended Exhibit A to the Fund Accounting Servicing Agreement

DoubleLine Funds Trust

Fund Names

Separate Series of DoubleLine Funds Trust

Name of Series

DoubleLine Total Return Bond Fund

DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Low Duration Bond Fund

DoubleLine Floating Rate Fund

And any other Funds listed in the then current Prospectus.

Amended Exhibit B to the Fund Accounting Servicing Agreement

DoubleLine Funds Trust

FUND ACCOUNTING, ADMINISTRATION SERVICES AND DOMESTIC CUSTODY

Fund Administration FEE SCHEDULE at November 1, 2012

Annual Fee Based Upon Market Value of the Fund Complex:

2.50 basis points on the first $3 billion

2.00	basis points on the first $5 billion

1.50 basis points on the next $32 billion

1.00 basis points on the balance

Included in Annual Complex Fee:

•	Advisor Information Source Web Portal access and reports

•	Daily compliance testing (Charles River Investment Management)

•	Start up legal administration services

•	Daily performance reporting

•	Legal administration for annual updates

•	15c-3 Reporting

•	Chief Compliance Officer support

Portfolio Transaction Fees

$4.00 per book entry DTC transaction/Federal Reserve transaction/principal paydown

$6.00 per short sale

$7.00 per U.S. Bank repurchase agreement transaction

$8.00 per option/future contract written, exercised or expired

$15.00 per mutual fund trade/Fed wire/margin variation Fed wire

$25.00 per physical security transaction

$150.00 per segregated account per year

•	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

•	No charge for the initial conversion free receipt.

•	Overdrafts—charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses

Including but not limited to postage, stationery, programming, special reports, systems expenses, proxies, insurance, legal administration projects, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from Board of directors meetings, third party auditing and legal expenses, pricing services, fair value pricing services, factor services, customized reporting, expenses incurred in the transfer fees, safekeeping, delivery and receipt of securities, shipping, and conversion expenses (if necessary).

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Pricing Services (Prices below are based on U.S Bancorp’s primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees)

•	$0.07 Domestic and Canadian Equities/Options

•	$0.45 Corp/Gov/Agency Bonds/International Equities/Futures

•	$0.70 CMOs/Municipal Bonds/Money Market Instruments/International Bonds/Asset-Backed/Mortgage-Backed/High Yield Bonds

•	$1.00 /Fund per Day—Bank Loans

•	$2.25 /Fund per Day—Credit Default Swaps

•	$2.15 /Fund per Day—Basic Interest Rate Swaps

•	$125 /Fund per Month—Mutual Fund Pricing

•	$125 /Month Manual Security Pricing (>10/day)

•	No Charge—Corporate Action Services

Amended Exhibit B (continued) to the Fund Accounting Servicing Agreement

DoubleLine Funds Trust

FUND ACCOUNTING, ADMINISTRATION SERVICES, AND DOMESTIC CUSTODY

FEE SCHEDULE at November 1, 2012

•	Factor Services (BondBuyer)

•	$1.50 /CMO/Month

•	$0.25 /Mortgage Backed/Month

•	$300 /Month Minimum/Fund Group

•	Fair Value Services (FT Interactive)

•	$0.60 on the First 100 Securities/Day

•	$0.44 on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service. Alternative source costs may vary. All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

Electronic Board Book Portal—Document Mall

$4,800/year (includes 10 “external” users) – waived

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